Exhibit 10.23






                       EMPLOYMENT AGREEMENT
                       --------------------



AGREEMENT  made as  of  December  31, 1993,  by  and between  The

Travelers Insurance  Group Inc., a  Connecticut corporation  (the

"Company") and RICHARD H. BOOTH (the "Executive").



The Company desires to employ the Executive, and the Executive is willing to serve the Company,  on the terms and conditions herein provided.  In  order to effect the foregoing,  the parties hereto wish  to enter  into an  employment  agreement on  the terms  and conditions set forth below.  Accordingly, in consideration of the premises  and  the  respective covenants  and  agreements  of the parties  herein  contained,  and intending  to  be  legally bound hereby, the parties hereto agree as follows:



     1.   Employment.  The  Company hereby  agrees to employ  the
          ----------

          Executive, and the Executive hereby agrees to serve the

          Company, on the terms and conditions set forth herein.



     2.   Term.   The employment of the Executive  by the Company
          ----

          as provided in Section  1 shall commence on the  effective date of the proposed merger between  Primerica Corporation and

          The  Travelers  Corporation  (the   parent  company  of  the

          Company) ("Travelers"), presently expected to be on  or

          about December 31, 1993 (the "Commencement Date").  The

          term of this Agreement shall expire on the third anniversary of the Commencement Date unless prior to such date this  Agreement shall be extended  by written

          agreement of the parties.



     3.   Positions and  Duties; Location.   The Executive  shall
          --------------------------------

          have the title  of President of  the Company and  shall

          serve as a senior executive of the Company and a member

          of  the Office  of the  Chief Executive Officer  of the

          Company  (so  long  as  such  an  office  shall  be  so

          designated)  with  such  responsibilities,  duties  and

          authorities consistent  with  his status  as  a  senior

          executive of  the Company as  may from time to  time be

          assigned  to  the  Executive  by  the  Chief  Executive

          Officer of  the  Company.    During the  term  of  this

          Agreement, the Executive shall devote substantially all

          his time and best efforts  during normal business hours

          to the business and  affairs of the Company except  for

          vacations,  illness or incapacity,  but nothing in this

          Agreement  shall preclude  the Executive  from devoting

          reasonable  periods  required  for  (i)  serving  as  a

          director or member of a committee of any not-for-profit

          organization or, with  the prior approval of  the Chief

          Executive  Officer  of  the  Company,  any   for-profit

          organization,  in  each case  involving no  conflict of

          interest with the Company, (ii) delivering lectures and

          fulfilling speaking engagements, and (iii) engaging  in

          charitable and community activities,  provided that any

          of such activities do not materially interfere with the performance of his duties hereunder.



     4.   Compensation and Related Matters.
          ---------------------------------



          (a)  Salary and Bonus.  During the period  of
               -----------------

          the  Executive's  employment  hereunder,  the

          Company   shall  continue   to  pay   to  the

          Executive a base salary at the rate in effect

          on the date hereof, such salary to be paid in

          accordance with the  Company's normal payment

          schedule.  The Executive will participate  in

          the  Company's  discretionary   annual  bonus

          program   and    shall   be    eligible   for

          discretionary  review   of  base   salary  in

          accordance  with  Company practice,  in  each

          case as may be in  effect from time to  time.

          Effective beginning with compensation payable

          with  respect  to 1994,  the  Executive shall

          also participate in the Primerica Corporation

          Capital Accumulation Plan, as in effect  from

          time to time.



          During any period that the Executive fails to

          perform his duties  hereunder as a result  of

          incapacity due to  physical or mental illness

          ("disability  period"),  the  Executive shall

          continue  to  receive  his  full base  salary

          until his  employment is  terminated pursuant
          to   Section  5(b)   hereof,  provided   that

          payments so made to the Executive during such

          period shall  be reduced  by the  sum of  the

          amounts, if any, paid to the  Executive under

          disability benefit  plans of  the Company  or

          under   the   Social    Security   disability

          insurance program.



          (b)  Expenses.    During  the   term  of  the
               ---------

          Executive's    employment   hereunder,    the

          Executive shall be entitled to receive prompt

          reimbursement   for   all    reasonable   and

          customary expenses incurred  by the Executive

          in performing  services hereunder,  including

          all expenses  of travel  and living  expenses

          while away from  home on  business or at  the

          request of and in the service of the Company,

          provided that such expenses  are incurred and

          accounted for in accordance with the policies

          and procedures established by the Company.



          (c)  Other Benefits.   The Executive shall be
               ---------------

          entitled  to   participate  in  all   of  the

          employee  benefit   plans  and   arrangements

          generally available  to senior  executives of

          the Company.



          (d)  Stock  Options; Restricted  Stock.   The
               ----------------------------------

          Executive has  previously received  awards of

          stock options  and/or restricted  stock. Such

          prior  awards  shall   be  governed  by   the

          provisions  of  the  plans under  which  such

          awards were granted, including the provisions

          of the offer  made or to be made by Primerica

          Corporation  to  holders   of  Company  stock

          options  providing,   in  general,   for  the

          conversion of existing  stock options of  The

          Travelers    Corporation    into    Primerica

          Corporation  stock options,  as described  in

          the prospectus supplement covering such offer

          and  delivered  separately   (the  "Roll-Over

          Offer").   The  Executive  hereby  elects  to

          participate  fully  in the  Roll-Over  Offer.

          Treatment  of unvested  stock options  in the

          event  of   an  involuntary   termination  of

          employment  shall be treated  as set forth in

          the Roll-Over Offer.  If the Executive should

          terminate  his employment  for "Cause"  under

          Section  5  (e),  such  termination shall  be

          treated  as  a  termination  without  "Cause"

          under the Roll-Over Offer.



     5.   Termination.  The  Executive's employment hereunder may
          ------------

          be terminated under the following circumstances:



          (a)  Death.     The  Executive's   employment
               ------
          hereunder shall terminate upon his death.



          (b)  Disability.    If, as  a  result  of the
               -----------

          Executive's  incapacity  due to  physical  or

          mental illness, the Executive shall have been

          absent from his  duties hereunder on  a full-

          time basis for  the entire period of  six (6)

          consecutive months, the Company may terminate

          the  Executive's   employment  hereunder   on

          thirty   (30)   days'   written   notice   of

          termination  (which may  be  given before  or

          after the end of such  six (6) month period),

          unless the  Executive shall have  returned to

          the performance  of his duties hereunder on a

          full-time  basis  before  the  later  of  the

          thirtieth  (30th) day  after  such notice  is

          given or the last  day of such six (6)  month

          period.



          (c)  Cause.   The Company  may terminate  the
               ------

          Executive's employment  hereunder for  Cause.

          For purposes  of this Agreement,  the Company

          shall   have   "Cause"   to   terminate   the

          Executive's employment hereunder (i) upon the

          Executive's  willful refusal  to perform  his

          duties;  (ii) if  the  Executive has  entered

          into unlawful acts to enrich the Executive at

          the  Company's  expense   or  has  materially
          violated his duties to the Company, in either

          case with  resulting material  injury to  the

          Company; or (iii) upon  the Executive's gross

          misconduct that  is demonstrably  detrimental

          to  the Company, provided, that a termination

          under clause (i) by reason of the Executive's

          willful refusal  to perform his  duties shall

          only be effective upon the Company's  written

          notice of  termination to  the Executive  and

          the failure of  the Executive to remedy  such

          refusal promptly.



          (d)  Without   Cause.     The   Company   may
               ----------------

          terminate    the    Executive's    employment

          hereunder  without  Cause provided  that  any

          such  termination  shall  be subject  to  the

          express provisions of Section 6(c) hereof.



          (e)  By  The Executive.    The Executive  may
               ------------------

          resign from employment  hereunder but subject

          to  the  express  provisions   of  Section  7

          hereof.   The  Executive  may terminate  this

          Agreement for "Cause".   For purposes of this

          Agreement, the  Executive shall  have "Cause"

          to terminate  this Agreement upon  a material

          breach of  this  Agreement  by  the  Company,

          (including without limitation  a reduction in

          his base salary without  his consent).   Such
          termination   for  "Cause"   shall  only   be

          effective upon the Executive's written notice

          of termination to the Company and the failure

          of   the  Company   to  remedy   such  breach

          promptly.



          (f)  Any  termination   of  the   Executive's

          employment by the Company or by the Executive

          (other   than    termination   pursuant    to

          subsection (a) hereof)  shall be communicated

          by written Notice of Termination to the other

          party hereto  in accordance  with Section  8.

          For  purposes of this Agreement, a "Notice of

          Termination" shall mean a notice which  shall

          indicate the  specific termination  provision

          in this Agreement relied  upon and, except in

          the case  of a  voluntary resignation,  shall

          set forth in reasonable detail the  facts and

          circumstances claimed to  provide a basis for

          termination  of  the  Executive's  employment

          under the provision so indicated.



          (g)  "Date of Termination" shall mean (i)  if

          the Executive's  employment is  terminated by

          his death, the date of his death, (ii) if the

          Executive's  employment  is   terminated  for

          disability pursuant to  subsection (b) above,

          the later of the  thirtieth (30th) day  after

          Notice of Termination or the  last day of the

          6-month period referred to in subsection  (b)

          (provided that the  Executive shall not  have

          returned to the performance of his  duties on

          a  full-time basis  before  such later  day),

          (iii)  if   the  Executive's   employment  is

          terminated pursuant to  subsection (c) above,

          the  later  of  the  date  such   termination

          becomes  effective under  subsection (c)  and

          the   date  specified   in   the  Notice   of

          Termination,   (iv)   if    the   Executive's

          employment   is   terminated    pursuant   to

          subsection (e) above,  the later of  the date

          such  termination  becomes   effective  under

          subsection (e) and the  date specified in the

          Notice  of   Termination,  and  (v)   if  the

          Executive's employment is  terminated for any

          other reason, the  date on which a  Notice of

          Termination   is  given.     Termination   of

          employment   shall   be  effective   on   the

          respective Date of Termination.



     6.   Compensation Upon Termination.
          ------------------------------



          (a)  If   the   Executive's   employment   is

          terminated by his death or  on account of his

          disability, the  Company shall  pay the  full

          base  salary  due   to  the  Executive  under

          Section  4 through  the  Date of  Termination

          together with a discretionary pro rata  bonus

          for   the   year  in   which  such   Date  of

          Termination  occurs to  the Executive  or his

          estate or  as may  be directed  by his  legal

          representative or the legal representative of

          such estate.



          (b) (i)   If  the  Executive's  employment is

          terminated by the  Company for  Cause or  if,

          during the period after the first anniversary

          of the Commencement Date, the Executive shall

          resign from his employment, the Company shall

          pay  the  Executive  his  full  base   salary

          through the  Date of Termination at  the rate

          in effect  at the time Notice  of Termination

          is given (to the extent not already paid) and

          the Company shall have no further obligations

          to the Executive under this Agreement.   (ii)

          If  the  Executive  shall  resign  from   his

          employment prior to the  first anniversary of

          the  Commencement  Date,  the  Company  shall

          continue  to pay  to the  Executive his  then

          current base  salary, as  and when  otherwise

          due   and   subject    to   appropriate   tax

          withholding, and shall continue to permit the

          Executive to participate  in Company employee

          medical plans on terms and conditions and at costs generally available from time to time to Company  employees, in  each case  for one

          year following the Date of Termination.



          (c)  If  the  Company   shall  terminate  the

          Executive's  employment without  Cause or  if

          the Executive  terminates this  Agreement for

          "Cause", the Company shall  pay or provide to

          the  Executive   the  following   amounts  or

          benefits:

               (i)   if   such    termination   is

               effective on or before December 31,

               1994, his then  current base salary

               through the remaining  term of this

               Agreement,  as  and  when otherwise

               due and subject  to appropriate tax

               withholding,   together  with   his

               bonus for  1994 (such  bonus to  be

               equal  to   his  bonus   for  1993,

               subject    to    appropriate    tax

               withholding,  and  payable  at  the

               time  such  bonuses  are  otherwise

               generally paid to senior executives

               of the Company for  the year 1994);

               or

               (ii)   if   such   termination   is

               effective   after   December   31,

               1994,    his    then    current
               base salary, as  and when otherwise

               due and subject  to appropriate tax

               withholding, through the  remaining

               term of this Agreement; and

               (iii)     reasonably    appropriate

               executive outplacement services;

               (iv) reimbursement  of up  to $7500

               of tax and other financial planning

               services expenses  for the  year in

               which  such  Date   of  Termination

               occurs; and

               (v)   continued   participation  in

               Company employee  medical plans  on

               terms and  conditions and  at costs

               generally  available  from  time to

               time to  Company employees  for one

               year   following   the    Date   of

               Termination.



          (d)  The  provisions  of Section  XI  of The  Travelers

          Severance   Plan   for  Officers   (entitled   "Certain

          Additional Payments  By the Company") shall  apply with

          respect   to  all   payments,   benefits,  awards   and

          distributions by  the Company,  Primerica,   Travelers

          and/or any of their respective affiliates to or for the

          benefit  of the  Executive,  whether pursuant  to  this

          Agreement or otherwise.

          (e)  The provisions of this Section 6 are the

          exclusive rights  of the  Executive regarding

          severance  or termination  and the  Executive

          agrees that such provisions shall be  in full

          satisfaction of any claims the Executive  may

          have as  a  result  of  such  termination  of

          employment.



     7.   Confidentiality.  During the term of this Agreement and
          ---------------

          thereafter, the Executive will not  except (i) pursuant

          to and in the ordinary  course of his employment by the

          Company  or,  (ii)  with  the  written consent  of  the

          Company, make use of or  divulge to any person, firm or

          corporation, any  confidential business  information of

          the  Company, its  affiliates  or  customers which  the

          Company  has previously  considered to  be significant.

          The  provisions  of this  Section  7 shall  survive the

          termination, for any reason, of this Agreement.  In the

          event   the   Executive's   employment   hereunder   is

          terminated for any  reason, whether  by the Company  or

          the Executive, the Executive shall not for a period  of

          one year following the Date of Termination, without the

          Company's prior written consent, personally solicit  or

          induce any employee  or agent of the Company  or any of

          its   affiliates   to    terminate   or   reduce   such

          relationship.



     8.   Notice.  For  the purpose  of this Agreement,  notices,
          -------
          demands and  all other  communications provided  for in

          this Agreement shall be in  writing and shall be deemed

          to have been  duly given  when personally delivered  as

          follows delivered to  or when  mailed by United  States

          certified or registered mail, return receipt requested,

          postage prepaid, addressed as follows:



          If to the Executive:



                    Richard H. Booth

                    The Travelers Insurance Group Inc.

                    One Tower Square

                    Hartford, CT  06183



          If to the Company:



                    The Travelers Insurance Group Inc.

                    One Tower Square

                    Hartford, CT  06183

                    Attention:  Chief Executive Officer



          or  to such  other  address as  either  party may  have

          furnished  to  the  other  in   writing  in  accordance

          herewith, except  that  notices of  change  of  address

          shall be effective only upon receipt.



     9.   Miscellaneous.  No  provision of this Agreement  may be
          --------------
          modified,  waived  or  discharged unless  such  waiver,

          modification or discharge  is agreed to in  writing and

          signed by the  Executive and a duly  authorized officer

          of the  Company.  No  waiver by either party  hereto at

          any time of any breach by the other party hereto of, or

          compliance with,  any condition  or  provision of  this

          Agreement to be performed by such other  party shall be

          deemed a waiver of similar  or dissimilar provisions or

          conditions at the  same or at  any prior or  subsequent

          time.    This   Agreement  shall  be  binding   on  the

          successors and assigns  of the Company.   The validity,

          interpretation,  construction and  performance of  this

          Agreement shall be governed by the laws of the State of

          Delaware  without   regard  to  its  conflicts  of  law

          principles.



     10.  Validity.  The  invalidity or  unenforceability of  any
          ---------

          provision or  provisions  of this  Agreement shall  not

          affect  the validity  or  enforceability of  any  other

          provision of this Agreement, which shall remain in full

          force and effect.



     11.  Counterparts.  This Agreement may be executed in one or
          -------------

          more counterparts, each  of which shall be deemed to be

          an original but  all of which together  will constitute

          one and the same instrument.



     12.  Entire Agreement.  This Agreement sets forth the entire
          -----------------
          agreement  of  the  parties hereto  in  respect  of the

          subject matter  contained  herein  and  supersedes  all

          prior  agreements,  promises,  covenants, arrangements,

          communications, representations or  warranties, whether

          oral   or  written,   by   any  officer,   employee  or

          representative of either party hereto.

          IN  WITNESS WHEREOF,  the  Parties  have executed  this

Agreement as of the date and year first above written.



                                  The  Travelers  Insurance Group Inc.



                                  By:  /s/ Robert I. Lipp
                                       --------------------------

                                       Name:  Robert I. Lipp

                                       Title:    Chief  Executive Officer



                                  EXECUTIVE



                                  /s/ Richard H. Booth
                                  -------------------------------

                                  Richard H. Booth



Primerica  Corporation hereby consents to The Travelers Insurance

Group Inc. entering into the foregoing employment agreement.

                                  Primerica Corporation



                                  By:  /s/ Charles O. Prince, III
                                     ----------------------------
                                     Name:  Charles O. Prince, III

                                     Title: Senior Vice President
                                            and General Counsel

                                  Date:
                                         ------------------------